UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/18/2010

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On March 18, 2010, Knoll, Inc. (the “Company”) announced a plan to better align its manufacturing footprint with demand while further focusing the particular manufacturing activities of each of its North American production facilities. The Company has elected to undergo this restructuring in order to better utilize its manufacturing capacity, eliminate duplication of capabilities and reduce associated costs.  The Company estimates that the restructuring, when completed, will result in an annual savings of approximately $7.1 million dollars.

As part of this restructuring, certain manufacturing operations currently conducted at the Company’s Grand Rapids, Michigan site will be re-located to other Company sites.  Additionally, the Company will re-locate certain of its warehouse distribution centers into the Company’s Grand Rapids site in order to make use of available space.  Approximately 220,000 square feet of leased space will be eliminated with this move.  The restructuring plan will also entail a workforce reduction in the Company’s Grand Rapids site, including both voluntary and involuntary layoffs.  The Company’s Grand Rapids site will continue to produce certain of the Company’s office systems products after completion of the restructuring plan.

The restructuring will commence during the second quarter of 2010 and continue through the second quarter of 2011.  Set forth below is an estimate of the costs by type that will be incurred in connection with this restructuring:

(Dollars in Thousands)
Severance Costs	6,600
Training Costs	200
Equipment Write-Offs	3,200
Facility-Related Charges	700
Total Restructuring Charges	10,700

The Company estimates that the restructuring charges above will result in cash expenditures of approximately $7.5 million, beginning in the second quarter of 2010.

The restructuring charges and cash expenditures that the Company expects to incur in connection with this restructuring are subject to a number of assumptions, and actual results may materially differ.  The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This current report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s expected future financial position, results of operations, revenue levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals, “ “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward- looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of the Company’s management.  The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, our ability to effectively implement the restructuring plan, price competition, acceptance of the Company’s new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed office furniture solutions, changes in the competitive marketplace, changes in the trends in the market for office furniture, the financial strength and stability of our suppliers, customers and dealers, access to capital, and other risks identified in the Company’s annual report on Form 10-K, and other filings with the Securities and Exchange Commission.  Many of these factors are outside of the Company’s control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: March 18, 2010	By:	/s/ Barry L. McCabe

Barry L. McCabe
Executive Vice President and Chief Financial Officer